SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                        Date of Report: February 28, 2003


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)



Commission File No.  0-10772


         Virginia                                                  54-0846569
(State or other jurisdiction of                         (IRS Employer ID No.)
incorporation or organization)



         9150 Guilford Road
         Columbia, Maryland                                        21046-2306
(Address of principal executive office)                            (Zip Code)



Registrant's telephone number, including area code:            (301) 939-7000


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                                ESSEX CORPORATION



Item 2.    Acquisition or Disposition of Assets

           Pursuant to an Agreement and Plan of Merger dated as of February 21, 2003 (the "Agreement") by and among the Registrant, its wholly-owned subsidiary ("Merger Sub"), Sensys Development Laboratories, Inc., a Maryland corporation ("SDL"), and the principal shareholders of SDL, Merger Sub was merged with and into SDL with SDL as the surviving corporation (the "Merger"). The Merger became effective as of February 28, 2003. Pursuant to the terms of the Agreement, SDL shareholders shall receive a total of $309,000 in cash and shares and options for shares of Registrant's common stock in exchange for the outstanding common stock and options held by SDL shareholders. The terms of the Merger are contained in the Agreement, which is included herewith as Exhibit 2.1.

Item 7.    Financial Statements and Exhibits

           (a) The financial statements required by this Item are not included in this initial report on Form 8-K but will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

           (b) The pro forma financial information of Essex Corporation required by this Item are not included in this initial report on Form 8-K but will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

           (c)             Exhibits

           Exhibit 2.1 Agreement and Plan of Merger among Essex Corporation, SDL Acquisition,Inc.,Sensys Development Laboratories, Inc. and the Principal Shareholders, dated February 21, 2003 (excluding Exhibits and Schedules)

           Exhibit 99.1    Press release dated March 3, 2003


                                              SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ESSEX CORPORATION
                                            (Registrant)



                                           /S/ JOSEPH R. KURRY, JR.
                               -------------------------------------------------
DATE:  March 7, 2003                        Joseph R. Kurry, Jr.
                               Sr. Vice President, Treasurer and Chief Financial Officer

                                       2
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                                ESSEX CORPORATION


                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-X)

Exhibit
NUMBER          DESCRIPTION AND METHOD OF FILING

2.1 Agreement and Plan of Merger among Essex Corporation, SDL Acquisition, Inc., Sensys Development Laboratories, Inc. and the Principal Shareholders, dated as of February 21, 2003 (excluding Exhibits and Schedules), filed herewith.

99.1            Press release dated March 3, 2003, filed herewith.